Exhibit 99.1

890 5th Avenue Partners, Inc. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

New York, NY, May 28, 2021 (PRNewswire) --- 890 5th Avenue Partners, Inc. (Nasdaq: ENFA, ENFAU, ENFAW) (the “Company”) received today, May 28, 2021, a standard notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which Rule requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (“SEC”).

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. Under Nasdaq’s Listing Rules, the Company has 60 calendar days from the date of the notice to submit a plan to regain compliance. If the Company files the Form 10-Q prior to the date on which the plan is due to Nasdaq, the Company believes that it will regain compliance with the Rule and will not need to submit a plan to Nasdaq. If the Company submits a plan to Nasdaq and the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-Q to regain compliance.

On April 12, 2021, the staff (the “Staff”) of the Division of Corporation Finance of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “Staff Statement”). The Staff Statement, among other things, highlighted the potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of the Staff Statement, the Company requires additional time to evaluate and review with Marcum LLP, its independent registered accounting firm, the Company’s balance sheet as of January 14, 2021, the closing date of its initial public offering, and its financial statements for the three-month period ended March 31, 2021, and as such the Company was unable to file the Form 10-Q on a timely basis.

The Company is working diligently to file its Form 10-Q as soon as practicable and within the timeline prescribed by Nasdaq.

About 890 5th Avenue Partners, Inc.

890 5th Avenue Partners, Inc. a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company’s management team is led by Emiliano Calemzuk, Chief Executive Officer, Michael Del Nin, Chief Operating Officer and Chief Financial Officer, and Adam Rothstein, Executive Chairman.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, those including such words as anticipates, continues, expects, intends, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this press release include, without limitation, the Company’s statements regarding its ability to file its Form 10-Q within the timeline prescribed by Nasdaq. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements including, but not limited to, the findings of the ongoing internal investigation by the Audit Committee of the Company’s Board of Directors, related actions by the SEC, accountants and other third parties, finalization of the Company’s financial statements and controls review, and factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.

Contacts:

890 Fifth Avenue Partners, Inc
Chris Buffone
575 914 6575

chris@890fifthavenue.com

SOURCE 890 5th Avenue Partners, Inc.